CONSULTING AGREEMENT


      THIS CONSULTING AGREEMENT (the "Agreement"), entered into this 26th day of August, 1996 (the "Effective Date"), by and between Wayne Bank, Honesdale, Pennsylvania (the "Bank") and Russell L. Ridd (the "Consultant").

      WHEREAS, the Consultant has served for many years as the Bank's President, Chief Executive Officer and as Chairman of its Board of Directors (the "Board of Directors"), and has developed, as a result of such service, extensive knowledge, expertise and goodwill regarding the business, industry, and community in which the Bank operates and competes; and

      WHEREAS, effective August 26, 1996, William Davis will commence employment as the Bank's President, and the Bank desires to retain the services of Mr. Ridd, in a consulting capacity (beyond the services provided by a director or Chairman of the Board of the Bank), in order to assist Mr. Davis on a daily basis during his first six months with the Bank, and thereby to protect the continuity of the Bank's operations in the business, industry and community during this transition period.

      WHEREAS, the parties desire by this writing to set forth the engagement of the Consultant by the Bank, upon the terms and conditions set forth below.

      NOW, THEREFORE, it is AGREED as follows:

      1. Duties. The Bank hereby agrees to retain the services of the Consultant for the period set forth in Section 3 below in a consulting capacity. The Consultant's responsibilities shall consist generally of assisting the Bank's new President in managing the Bank as well as rendering such other executive, administrative and management services for the Bank and its Board of Directors as is requested from time to time by the Board of Directors, including rendering advice, consultation, and analysis to the Bank with respect to solicitation of deposits, branch operations, financial matters, real estate and commercial lending transactions, business development, internal administration, securities and investment transactions, the effect of legislative and regulatory developments on the business and affairs of the Bank, and related activities, all on an as needed basis, and he also shall be responsible for such other additional consulting duties and special consulting assignments as from time to time may be mutually agreed upon by the Bank's Board of Directors and the Consultant.

      The Consultant agrees that he will devote a sufficient amount of his working time to faithfully, fully and satisfactorily perform all the consulting services to the Bank required to him hereunder, and that he will perform such services to the best of his ability.

      2. Compensation. The Bank agrees to pay the Consultant for his services hereunder a quarterly fee equal to $20,000. From the date the Consultant earns his fee until it is paid to him (or his estate), the Bank shall accrue interest thereon on a quarterly basis at a rate equal to the highest return paid on the Bank's one-year certificates of deposit as of the January 1st preceding the date on which such interest is credited. Such fee and accrued interest shall be paid


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to Consultant as soon as  practicable  after his  attainment of age  seventy-two
(72), or immediately to his estate upon his death prior to such date.

      3. Term. The term of the Consultant's engagement under this Agreement shall be he period commencing on the Effective Date and ending at the end of six
(6) months from the Effective Date. In addition, the Bank and Consultant may agree to extend this Agreement for additional periods beyond its then effective expiration date at an agreed upon compensation.

      4. Loyalty; Noncompetition. During the term of the Consultant's engagement under this Agreement, the Consultant shall not engage in any business or activity contrary to the business affairs or interests of the Bank and shall not serve any other depository institution as an officer, director or consultant. Nothing contained in this Section 4 shall be deemed to prevent or limit the right of the Consultant to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive investor, in any business.

      5. Independent Contractor Status. The Bank and the Consultant agree that for purposes of this Agreement and all other purposes (including but not limited to Federal and State income tax withholding), the Consultant is an independent contractor, and not an employee of the Bank, and shall be liable for all income and employment taxes on his compensation. The Bank has no right to control or direct the details, manner or means by which the Consultant performs services under this Agreement, and, except as specifically set forth herein, the Consultant is not entitled to any benefits that the Bank provides for its employees. However, this Agreement shall not impair, reduce or limit in any respect whatsoever (a) the retirement, pension and related benefits from the Bank which the Consultant is entitled to receive as a retired officer of the Bank; (b) the Consultant's rights, obligations, duties or compensation as a director of the Bank; or (c) the Consultant's rights of indemnification as a director of the Bank and/or as an agent of the Bank hereunder in accordance with applicable law, regulation, or the Bank's charter or bylaws, it being explicitly understood that the Consultant shall be entitled to such indemnification.

      6. Termination of the Agreement. Unless sooner terminated in accordance with this Section, or extended by agreement of the parties, this Agreement shall terminate upon expiration of the term determined under Section 3 hereof.

            (a) This Agreement shall automatically terminate upon the Consultant's death, in which event his estate shall be entitled to receive the compensation due the Consultant through the last day of the calendar month in which his death occurred.

            (b) For Just Cause, the Board of Directors may, by written notice to the Consultant, immediately terminate this Agreement at any time. If terminated for Just Cause, the Consultant shall be entitled to receive compensation to the date of his termination on a pro rata basis. The Consultant shall have no right to receive compensation or other benefits for any period after being terminated for Just Cause. Termination for "Just Cause" shall include termination because the Consultant's personal dishonesty, incompetence, willful misconduct,

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breach of fiduciary  duty  involving  personal  profit,  intentional  failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or material breach of any provision of this Agreement.

            (c) For a reason other than Just Cause, the Board of Directors may at any time, by written notice to the Consultant, immediately terminate his performance of future services under this Agreement, in which event the Consultant shall be entitled to receive the compensation and benefits otherwise payable under this Agreement until the expiration date hereof.

            (d) The Consultant may voluntarily terminate this Agreement, upon a least 60 days prior to written notice to the Board of Directors, in which case he shall receive only his compensation up to the date on which the Agreement terminates on a pro rata basis.

      7. Regulatory Requirements. The provisions of this Agreement shall be subject to any regulation or order issued by a governmental agency having jurisdiction over the Bank.

      8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Bank. Since the Bank is contracting for the unique and personal expertise of the Consultant, the Consultant shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

      9. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by both parties, except as herein otherwise specifically provided.

      10. Applicable Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Pennsylvania.

      11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      12. Entire Agreement. This Agreement, together with any understanding or modifications thereof as approved to in writing by the parties, shall constitute the entire agreement between the parties hereto.


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